EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of MBNA Corporation, and in the related Prospectuses, of our report dated January 12, 2001, with respect to the consolidated financial statements of MBNA Corporation, included in the 2000 Annual Report to Stockholders of MBNA Corporation and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000:

Number	33-41936	on Form S-8 dated July 22, 1991

Number	33-41895	on Form S-8 dated July 24, 1991

Number	33-50498	on Form S-3 (as amended by Post-Effective Amendment No. 1) dated August 28, 1992

Number	33-71640	on Form S-8 dated November 15, 1993

Number	33-76278	on Form S-3 (as amended by Amendment No. 1) dated April 8, 1994

Number	33-95438	on Form S-8 dated August 4, 1995

Number	33-95600	on Form S-3 (as amended by Pre-Effective Amendment No. 1) dated September 1, 1995

Number	333-17187	on Form S-3 dated December 3, 1996

Number	333-15721	on Form S-3 (as amended by Post-Effective Amendment No. 1) dated December 10, 1996

Number	333-21181	on Form S-4 (as amended by Amendment No. 1) dated February 25, 1997

Number	333-06824	on Form S-8 dated April 22, 1997

Number	333-47179	on Form S-3 dated April 6, 1998

Number	333-51477	on Form S-8 dated April 30, 1998

Number	333-74919	on Form S-3 (as amended by Post-Effective Amendment No. 1) dated March 24, 1999

Number	333-79987	on Form S-8 dated June 4, 1999

Number	333-44422	on Form S-8 dated August 24, 2000

Number	333-45814	on Form S-3 dated September 14, 2000

Baltimore, Maryland
March 16, 2001